Exhibit 99.4

Media Relations:

Will Anderson

Obidicut LLC

(503) 452-7621

www.obidicut.net

OXIS ANNOUNCES $6.5 MILLION PRIVATE PLACEMENT

OF COMMON STOCK AND WARRANTS

PORTLAND, Ore.—December 31, 2004 — OXIS International, Inc. (OTCBB:OXIS) (Nouveau Marche:OXIS) today announced that the Company has entered into definitive agreements with new and existing institutional investors relating to a private placement of $6.5 million of securities through the sale of 12,264,158 shares of common stock at $0.53 per share. These agreements also involve the acquisition by the investors of five-year warrants to purchase an additional 12,264,158 shares of the Company’s stock; 50% at an exercise price of $0.66 per share and 50% at an exercise price of $1.00 per share. The Company will file a registration statement with the SEC for the resale of common stock within 60 days.

Rodman & Renshaw, LLC. acted as the placement agent for this transaction.

OXIS plans to use the net proceeds of this financing transaction to support and expand the Company’s research and development activities, to pay down some existing debt and for other working capital purposes.

Additionally the Company announced that the holders of a $570,000 bridge loan made in January 2004 had agreed to convert their notes into 1,425,000 common shares and be granted five year warrants to purchase 712,500 shares of the Company’s common stock at an exercise price of $1.00.

Marvin S. Hausman MD, Chairman and acting Chief Executive Officer stated “We are very pleased with the consummation of this financing and the recapitalization of the balance sheet. We believe that OXIS is now positioned to fully exploit its large portfolio of therapeutic and diagnostic oxidative stress products”

The securities mentioned in this press release have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or applicable exemption from such registration requirements.

About OXIS International

OXIS International Inc., headquartered in Portland, Oregon, focuses on developing technologies and products to research, diagnose, treat and prevent diseases associated with damage from free radical and reactive oxygen species – diseases of oxidative stress. The Company holds the rights to three therapeutic classes of compounds in the area of oxidative stress, and develops, manufactures and markets products and technologies to analyze and treat diseases caused by oxidative stress.

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, any statements regarding beliefs, plans, estimates, projections, expectations, goals or intentions regarding the future. Forward-looking statements in this release include statements regarding OXIS plans to use the

Corporate Headquarters

6040 N Cutter Circle, Suite 317 Portland, Oregon 97217-3935 (503) 283-3911 (800) 547-3686 Fax: (503) 283-4058

Website: www.oxis.com

net proceeds of this financing to support and expand the Company’s research and development activities, to pay down some existing debt and for other working capital purposes; and the belief that OXIS is now positioned to fully exploit its large portfolio of therapeutic and diagnostic oxidative stress products. Factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as the Company’s ability to raise additional funding, unforeseen difficulties related to the Company’s oxidative stress and other diagnostic products; decreases in the rate of spending by the Company’s customers; the development by the Company’s competitors of new competing products; and other risks indicated in the Company’s filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by the Company with the Securities and Exchange Commission, specifically the annual report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 26, 2004 and the Company’s quarterly reports on Form 10-QSB filed thereafter.

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Corporate Headquarters

6040 N Cutter Circle, Suite 317 Portland, Oregon 97217-3935 (503) 283-3911 (800) 547-3686 Fax: (503) 283-4058

Website: www.oxis.com